5
                     STOCK PURCHASE AND SETTLEMENT AGREEMENT
     THIS STOCK PURCHASE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into effective December __, 2004 ("Effective Date"), by and among, KENNETH STONECIPHER, an individual residing in Guymon, Oklahoma ("Seller"), the GSI GROUP, INC., a Delaware corporation ("GSI") and FARMPRO, INC., a Delaware corporation ("FarmPRO", together with GSI and Seller, the "Parties").
                              W I T N E S S E T H:
     WHEREAS, Seller owns the entire amount of outstanding stock of FarmPRO; and WHEREAS, Seller desires to sell and transfer the Shares to GSI, and GSI desires to purchase the Shares, all upon the terms and conditions hereinafter set forth; and
WHEREAS, Seller desires to separate himself from FarmPRO upon the terms and conditions contained herein; and
WHEREAS, FarmPRO desires to have Seller separate himself from FarmPRO upon the terms and conditions contained herein;
WHEREAS,  FarmPRO  intends  to  sell  substantially  all  of  its  assets  (the
"Transaction") to Hog Slat, Inc. ("Hog Slat") on a date to be determined ("Effective Date"); and
     WHEREAS, the Parties desire to agree to and settle certain other matters between and among themselves relating to the purchase of the Shares and Seller separating from FarmPRO, all upon the terms and conditions contained herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.     REDEMPTION  OF  SHARES.  On  the  Effective Date immediately prior to the
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Closing of the Transaction, GSI agrees to purchase and Seller agrees to sell and transfer to GSI 2.4732 shares of the common stock of FarmPRO, represented by Stock Certificate No. 1, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever.
2.     RESIGNATION  OF SELLER.  Seller shall continue to perform pursuant to the
       ----------------------
terms of that certain Employment Agreement between him and FarmPRO dated January 1, 2001 until the Effective Date (such date is the "Resignation Date"). As of the Resignation Date, Seller will resign as a director, officer, employee and agent of FarmPRO pursuant to his written resignation, a copy of which is attached hereto as Exhibit2 ("Resignation").
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3.     NON-COMPETITION  AGREEMENT.  As  of  the  Effective  Date,  Seller  shall
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execute  a  non-competition  agreement  attached  hereto  as  Exhibit3
                                                              -------
("Non-Competition  Agreement").
4.     PAYMENTS TO SELLER.  In connection with the obligations contained herein,
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FarmPRO  will pa Seller $165,000, of which $100,000 shall be payable as provided in Section 5 hereof. The remaining $62,500 shall be payable in 6 equal monthly installments beginning on January 31, 2005 and continuing on the end of each subsequent calendar month, or if such day is not a business day, on the next succeeding  business  day.
5.     DELIVERIES  AT  CLOSING.
(a) On the Effective Date, FarmPRO shall deliver to Seller $100,000.00 in readily available U.S. Funds by wire transfer or certified check.
(b) Seller shall deliver to GSI or FarmPRO, as the case may be (i) all of the certificates representing the Shares, duly endorsed by Seller for transfer to GSI, and a stock power in the form attached hereto as Exhibit5 signed by
                                                              -------
Seller transferring the Shares to FarmPRO; (ii) an executed Non-Competition Agreement; and (iii) an executed Resignation.
6.     REPRESENTATIONS  AND WARRANTIES OF SELLER. Seller represents and warrants
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to  GSI  that,  as  of  the  Effective Date, Seller (i) is the sole owner of the
Shares and has good and marketable title thereto; (ii) has the absolute right to sell, assign, and transfer the same to GSI free and clear of all liens, pledges, encumbrances and options of any kind; and (iii) has delivered to GSI all of the certificates representing stock in FarmPRO in his possession and such certificates constitute all of the evidences of ownership of the Shares of FarmPRO possessed by him.
7.     COVENANTS  AND WARRANTIES OF SELLER.  Until the fifth anniversary hereof,
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Seller covenants and warrants that he shall not disclose, divulge or make known, either directly or indirectly, whether orally, visually or in writing, any confidential information of FarmPRO, or make available to others any documents, files or any other papers concerning the business or financial affairs of FarmPRO, or remove any such documents, files or other papers concerning the business or financial affairs of FarmPRO from the premises of FarmPRO no matter
where located.   Subject to the foregoing, nothing contained herein shall forbid or prohibit Seller from disclosing or divulging information with respect to FarmPRO to his attorneys, accountants or other third party representatives who may be necessary for the execution of this Agreement, the completion of the transactions contemplated hereunder, or the filing of any tax returns. FarmPRO shall make available to Seller any information he reasonably requests to comply with any State or Federal audit or court order. Seller covenants and warrants that he does not possess any knowledge of FarmPRO or the affairs of FarmPRO which he learned or discovered while in the employment of FarmPRO that he has not disclosed to the Directors or Officers of FarmPRO or of GSI which has or would have a material adverse effect on the business of FarmPRO.
8.     MUTUAL  RELEASE.  Stonecipher  and  his  heirs, trustees, family members,
       ---------------
successors and assigns (collectively, the "Stonecipher Parties") hereby irrevocably release FarmPRO, GSI and Hog Slat, Incorporated and their respective officers, directors, employees, shareholders, agents, attorneys, successors and assigns (and any affiliated, subsidiary, parent or holding company) (collectively the "Company Parties") and the Company Parties hereby irrevocably release the Stonecipher Parties from all claims, actions, rights, demands, damages, causes of action and liabilities of any kind, known or unknown, that the Stonecipher Parties now have or have ever had from the beginning of time to the date of this Agreement against the Company Parties or that the Company Parties may now have or have ever had from the beginning of time to the date of this Agreement against the Stonecipher Parties, based upon any known or unknown fact, condition or incident occurring prior to the date of this Agreement, including but not limited to, any act or event related to Seller's employment or separation from employment from FarmPRO. This discharge and release includes any claims for back pay, front pay, wages, vacation pay, insurance premiums, compensatory damages, punitive damages, attorneys fees, reinstatement and reemployment, as well as any claim for wrongful or unlawful discharge, whether for violation of public policy or otherwise, all claims under common law, in tort or contract or otherwise, whether legal or equitable, and any claims under all federal, state or local laws, ordinances and regulations, to the maximum extent permitted by law.
9.     INDEMNIFICATION.  GSI  shall  indemnify and hold Seller harmless from and
       ---------------
against  any  and  all liability, loss, expense (including reasonable attorneys'
fees), or claims for injury or damages arising out of Seller's service as a director, officer, employee or agent of FarmPRO, except to the extent which such liability, loss, expense, attorneys' fees, or claims for injury or damages (i) are caused by or result from the negligent acts or omissions or willful misconduct of the Seller; or (ii) the claims with respect to which have not been released by GSI pursuant to Section 8 hereof.
10.     REFRAIN  FROM  DISPARAGEMENT.  The  Parties  agree  to  refrain  from
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intentionally  disparaging,  defaming  or ridiculing the name of any other Party
        -
and any trustee, family member, affiliate, director, officer, employee, shareholder or agent of any other Party.
11.     DISCLOSURE  OF  INFORMATION.  The  Parties  agree  that  no formal press
        ---------------------------
releases  or  similar information regarding this transaction will be released or provided by any Party, any affiliate of any Party, or any employee or agent of any Party or affiliate to any form of mass media communication entity, or its employee, for dissemination to the general public until all of the other Parties have reviewed the content of the information and have given their prior written consent for the distribution of the information. In addition, the Parties will not print or otherwise prepare any advertising or public relations materials for publicizing this transaction until the materials are reviewed and approved by all of the Parties.
12.     BINDING.  The  provisions  of  this Agreement shall be binding upon, and
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inure  to  the  benefit  of  and  be applied to the Parties and their respective heirs,  executors,  administrators,  successors  and  assigns.
13.     FURTHER ASSURANCES.  From time to time after the date of this Agreement,
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the Parties agree to execute such other further documents and instruments as may be  necessary  to  carry  out  the  provisions  and  intent  of  this Agreement.
14.     SPECIFIC  PERFORMANCE.  Each  of the Parties hereto shall be entitled to
        ---------------------
specific performance of this Agreement upon compliance with all of its terms, covenants and conditions.
15.     AMENDMENTS.  This  Agreement may only be altered or amended by a writing
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signed  by  the  Parties  hereto.
16.     VALIDITY  OF  AGREEMENT.  It  is  intended  that  each  section  of this
        -----------------------
Agreement shall be viewed as separate and divisible, and in the event that any section shall be held to be invalid, the remaining sections shall continue to be in full force and effect.
17.     ENTIRE  AGREEMENT.  This  Agreement  together  with  all of its Exhibits
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supersedes any and all other agreements, either oral or written by and among the
Parties  hereto  pertaining  to  the  subject  matter  hereof.
18.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
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counterparts,  all  of which shall be considered one and the same agreement, and
        ---
shall become effective when one or more counterparts have been signed by each of the Parties. In addition, facsimile signatures shall be considered original signatures for purposes of this Agreement.
19.     CAPTIONS.  Captions  to  sections  herein  are for purposes of reference
        --------
only and in no way shall limit, define or otherwise affect the provisions hereof. Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders and vice versa, where the context so requires.
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1.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.
FARMPRO,  INC.     SELLER

By:
Name:
Its:
     Kenneth  Stonecipher

THE  GSI  GROUP,  INC.
By:
Name:
Its:

C:\DOCUME~1\spozaric\LOCALS~1\Temp\iScrub\Stock  Purchase   Settlement Agreement
-  Stonecipher  (S1442555-4).DOC     8

                                    EXHIBIT 2
                                   RESIGNATION
                                   -----------
     The undersigned, KENNETH STONECIPHER, hereby submits his resignation as a director, officer, employee, and agent of and all other positions with FARMPRO, INC., a Delaware corporation, as of the date executed below.
     IN WITNESS WHEREOF, I have hereunto affixed my name this _____ day of _______, 2004.
     KENNETH  STONECIPHER

                                    EXHIBIT 3

     EXHIBIT  5
                                   STOCK POWER
                                   -----------
     FOR VALUE RECEIVED, KENNETH STONECIPHER, an individual residing in Guymon, OK, hereby sells, assigns and transfers unto the GSI GROUP, INC., a Delaware corporation (the "Corporation"), ______ (___) shares of the [common stock] of the Corporation, standing in his name on the books of said Corporation, represented by Stock Certificate No. ____, and does hereby irrevocably constitute and appoint ____________, attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:     _____________,  200__

____________________________________
KENNETH  STONECIPHER